Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-215860, 333-213877, 333-188428, and 333-11729 on Form S-8 of our reports dated February 13, 2026, relating to the financial statements of The Manitowoc Company, Inc. and the effectiveness of The Manitowoc Company, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin

February 18, 2026